Item 27 Exhibit (e) ii.

MMLISI Reps Agency will send form to MMLISI at 1414 Main Street Springfield, MA 01144-1013 or Interoffice MIP – S122

Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111-0001	All Others Broker/Dealer will send form to MassMutual Annuity Service Center Hub PO Box 9067 Springfield, MA 01102-9067
☐ Check here if Purchase Payment is enclosed

Variable Annuity Application – Panorama Premier	Contract/ #
Please refer to the prospectus for detailed information.		(For Home Office use only.)

1.  Contract Owner/Annuitant Information Note: Contract Owner must be same as Annuitant for all types of IRA’s and 403(b) plans. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (form F6734) or a copy of the trust.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)			Suffix	Tax I.D./Social Security #
Address (No., Street)					Birth Date (mm/dd/yyyy)
Address (City, State, Zip)			State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)		E-Mail Address

2.  Joint Contract Owner Information - Joint Contract Owners only allowed on non-qualified contracts between spouses. Unless otherwise specified, both signatures will be required for all Contract Owner Transactions.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)			Suffix	Tax I.D./Social Security #
Address (No., Street)					Birth Date (mm/dd/yyyy)
Address (City, State, Zip)					Gender: ☐ Male ☐ Female
Telephone Number (including area code)		E-Mail Address
3. Annuitant Information - If different from Contract Owner named in section 1.
☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)			Suffix	Tax I.D./Social Security #
Address (No., Street)					Birth Date (mm/dd/yyyy)
Address (City, State, Zip)			State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)		E-Mail Address
4. Beneficiary Information – Primary Beneficiary - In the event of the death of a Joint Contract Owner, the surviving spouse shall become the Primary Beneficiary.
Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured		% of Proceeds

Contingent Beneficiary
Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured		% of Proceeds

Premier02a(NY)	Page 1 of 3	F9575NY 1002

5. New Contract Type – Select one.
Non-Qualified:
☐ Non-Qualified		☐ Non-Qualified Deferred Compensation Plan (Non 457 Plans)
Qualified:
☐ IRA		☐ Roth IRA	☐ SEP IRA
☐ HR-10 Plan		☐ 401k Plan	☐ Non-ERISA TSA (external 90-24 transfers only)
☐ Profit Sharing Plan		☐ Governmental 457(b) Deferred Compensation Plan (for existing plans only)
☐ Pension Plan		☐ Tax Exempt 457(b) Deferred Compensation Plan (for existing plans only)
☐ Target Benefit Plan		☐ Money Purchase Plan
6. Source of Funds to be Invested – Complete form F6628 for Company to Company Transfer/Rollover of Assets
Non-Qualified:
☐ CD/Mutual Fund		☐ 1035 Exchange	☐ Current Income/Personal Savings
Qualified:
☐ Simple IRA		☐ Traditional IRA	☐ SEP IRA
☐ Spousal IRA		☐ Roth IRA	☐ TSA/90-24 Non-ERISA transfer
☐ Qualified Employer Plan		☐ Personal/Employer Contribution
7. Initial Purchase Payment(s)
Amount $		(Please estimate for transfers. All transfer amounts should be included. Complete form F6628 for each separate transfer.)
Tax Year (For IRA contributions only) ____________ (If no tax year is entered, the current calendar year will be used.)
8. Death Benefit Election

You must elect your Death Benefit at time of application and cannot change your choice once you elect it.

☐ Basic (Enhanced-3 Year Reset) Death Benefit (default option)

☐ Annual Ratchet Death Benefit*

* If you select the Annual Ratchet Death Benefit, you will pay an additional charge. Not available if Contract is issued at age 80 or over.

9. Annuity Date

/01/		If no election is made, the Annuity Date will be the earlier of the Annuitant’s 90th birthday or the maximum date permitted under state law.
Month	Year

10. Required Replacement Questions (This section must be completed. Applications that do not contain this information will not be accepted.)
• Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or subsidiaries in the past 12 months? ☐ Yes ☐ No
• Will the annuity applied for replace or change any existing individual or group life insurance or annuity? ☐ Yes* ☐ No
* If answering “yes”, please complete applicable replacement forms.
11. Miscellaneous Instructions/Comments

Premier02a(NY)	Page 2 of 3	F9575NY 1002

12. Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it. Where appropriate, the word “Certificate” shall be substituted for the word “Contract”, and the word “Participant” shall be substituted for the word “Contract Owner”. I hereby represent that the above information is correct and true to the best of my knowledge and belief.

Changes and Corrections: Any change or correction of the Application will be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I acknowledge receipt of a current prospectus for the Contract.

Signed at: City	State	Date (mm/dd/yyyy)
Contract Owner Signature
Joint Contract Owner Signature (if applicable)	Annuitant Signature (if different from Contract Owner)
13. NASD Registered Representative/Agent/Broker Information (This section must be completed. Applications that do not contain this information will not be accepted.)

•  Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements. ☐ Yes ☐ No

•   Is this replacement meant to be a tax-free transfer under Revenue Ruling 90-24 or Section 1035? ☐ Yes ☐ No

I certify that I am NASD registered and state licensed for variable annuity contracts where this Application is written and delivered.
Firm Name
Firm Address (MMLISI Reps use agency number)
Please select one of the following commission options: ☐ Option A (default option) ☐ Option B ☐ Option C
1. Signature of NASD Registered Representative		Print Name
MM ID Code	License #	% of Commission
Telephone # (including area code)		E-mail Address
2. Signature of Second NASD Registered Representative (if applicable)		Print Name
MM ID Code	License #	% of Commission
Telephone # (including area code)		E-mail Address

Premier02a(NY)	Page 3 of 3	F9575NY 1002

1A. Investment Allocation - This section must be completed.
The Purchase Payment(s) will be allocated to the investment choice(s) as indicated below. Use whole percentages only. For allocations to a DCA Fixed Account, complete sections 2A and 6A.

________% (124) American Century® VP Income & Growth

________% (133) American Century® VP Value

________% (156) Calvert Social Balanced

________% (135) Fidelity® VIP Growth

________% (123) Fidelity® VIP II Contrafund®

________% (136) Fidelity® VIP III Growth Opportunities

________% (153) INVESCO VIF Financial Services

________% (154) INVESCO VIF Health Sciences

________% (155) INVESCO VIF Technology

________% (148) Janus Aspen Balanced

________% (137) Janus Aspen Capital Appreciation

________% (138) Janus Aspen Worldwide Growth

________% (139) MFS® Investors Trust Series

________% (129) MML Blend

________% (151) MML Emerging Growth

________% (157) MML Enhanced Index Core Equity

________% (128) MML Equity

________% (130) MML Equity Index

________% (131) MML Growth Equity

________% (152) MML Large Cap Value

________% (150) MML OTC 100

________% (132) MML Small Cap Growth Equity

________% (126) MML Small Cap Equity

________% (158) MML Small Company Opportunities

________% (140) Oppenheimer Aggressive Growth

________% (113) Oppenheimer Bond

________% (141) Oppenheimer Capital Appreciation

________% (142) Oppenheimer Global Securities

________% (143) Oppenheimer High Income

________% (119) Oppenheimer International Growth

________% (144) Oppenheimer Main Street® Growth & Income

________% (111) Oppenheimer Money

________% (147) Oppenheimer Multiple Strategies

________% (145) Oppenheimer Strategic Bond

________% (118) Panorama Growth

________% (115) Panorama Total Return

________% (125) T. Rowe Price Mid-Cap Growth

________% (149) Scudder VIT EAFE® Equity Index

________% (134) Scudder VIT Small Cap Index

________% (146) Templeton Foreign Securities

________% (121) The Fixed Account

100% Total for both columns must equal 100%

Certain investment selections may not be available in all states.

Optional Program Elections

**Elect only one of the following optional programs**

2A. ■ Dollar Cost Averaging (DCA) Fixed Account – Also complete section 6A

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the investment choice(s) selected in section 6A.

•  The DCA Fixed Account is for new Purchase Payments only. No transfers are allowed from another account or investment choice.

•  Minimum $5,000 Purchase Payment.

•  Only one DCA Fixed Account may be active at any one time.

•  The first transfer will occur 5 business days following receipt of this form and payment to a DCA Fixed account.

•  May not elect the DCA Fixed Account if participating in the DCA or Interest Sweep Program.

Please allocate ___________%* of my initial Purchase Payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA Fixed Account (160)            ☐ 12  Month DCA Fixed Account (127)

* If less than 100%, the remaining percentage will be allocated to the investment choice(s) selected in 1A.

3A. ■ Interest Sweep – Also complete section 6A

The Interest Sweep option will automatically transfer earnings from your Contract Value in the Fixed Account to the investment choice(s) selected in section 6A.

•  Minimum value of $5,000 in the Fixed Account.

•  The Interest Sweep will begin one frequency mode from the Contract Issue Date.

•  May not elect Interest Sweep if participating in the DCA, DCA Fixed Account, or Automatic Rebalancing Program.

Interest Sweep Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Page 1A of 2	F9575NY 1002

4A. ■ Dollar Cost Averaging (DCA) – Also complete section 6A

The Dollar Cost Averaging Program systematically transfers a set amount or percentage from the selected investment choice (below) to the investment choice(s) selected in section 6A.

•  Minimum $600 in the investment choice selected from which transfers may be made.

•  Minimum $100 transfer per frequency.

•  Minimum 6 month participation.

•  May not elect DCA if participating in the DCA Fixed Account, Interest Sweep, or Automatic Rebalancing Program.

DCA Transfer:

Make periodic transfers of $_______________ or ________% of Contract Value from ___________________________ to the destination investment choice(s) as specified in the DCA Allocation section 6A below. (Investment choice)

Please select a day between the 1st and the 28th.					DCA Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually
Begin DCA on				.	If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month. If you do not select a start date, we will start the DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center. If no end date is selected, the program will terminate once funds are insufficient to support the transfer.
(mm/dd/yyyy)
End on		or after		.
	(mm/dd/yyyy)		(# of transfers)

5A. ■ Automatic Rebalancing – Also complete section 6A if different from section 1A.

The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected in section 6A.

•  Any unscheduled transfer request will automatically terminate the Automatic Rebalancing Program.

•  Transfers will occur one frequency mode on the first business day of the month from the contract issue date.

•  Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.

•  Any request to participate in Automatic Rebalancing will begin one frequency after DCA Fixed Account, Interest Sweep, or DCA program has completed.

Automatic Rebalancing Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually
6A. ■ Allocation choices for DCA Fixed Account, Interest Sweep, DCA, or Automatic Rebalancing Program.
The DCA Fixed Account, Interest Sweep, DCA, or Automatic Rebalancing Program transfers will be allocated to the investment choice(s) as indicated below. Use whole percentages only.

_______% (124) American Century® VP Income & Growth

_______% (133) American Century® VP Value

_______% (156) Calvert Social Balanced

_______% (135) Fidelity® VIP Growth

_______% (123) Fidelity® VIP II Contrafund®

_______% (136) Fidelity® VIP III Growth Opportunities

_______% (153) INVESCO VIF Financial Services

_______% (154) INVESCO VIF Health Sciences

_______% (155) INVESCO VIF Technology

_______% (148) Janus Aspen Balanced

_______% (137) Janus Aspen Capital Appreciation

_______% (138) Janus Aspen Worldwide Growth

_______% (139) MFS® Investors Trust Series

_______% (129) MML Blend

_______% (151) MML Emerging Growth

_______% (157) MML Enhanced Index Core Equity

_______% (128) MML Equity

_______% (130) MML Equity Index

_______% (131) MML Growth Equity

_______% (152) MML Large Cap Value

_______% (150) MML OTC 100

_______% (132) MML Small Cap Growth Equity

_______% (126) MML Small Cap Equity

_______% (158) MML Small Company Opportunities

_______% (140) Oppenheimer Aggressive Growth

_______% (113) Oppenheimer Bond

_______% (141) Oppenheimer Capital Appreciation

_______% (142) Oppenheimer Global Securities

_______% (143) Oppenheimer High Income

_______% (119) Oppenheimer International Growth

_______% (144) Oppenheimer Main Street® Growth & Income

_______% (111) Oppenheimer Money

_______% (147) Oppenheimer Multiple Strategies

_______% (145) Oppenheimer Strategic Bond

_______% (118) Panorama Growth

_______% (115) Panorama Total Return

_______% (149) Scudder VIT EAFE® Equity Index

_______% (134) Scudder VIT Small Cap Index

_______% (125) T. Rowe Price Mid-Cap Growth

_______% (146) Templeton Foreign Securities

100% Total of both columns must equal 100%

Certain investment selections may not be available in all states.

Page 2A of 2	F9575NY 1002